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                                                                     Exhibit 23


CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


We consent to the inclusion of our report dated May 26, 2000, with respect to the consolidated balance sheets of Resumix, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive income (loss), shareholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999 which report appears in the Amendment to Current Report (Form 8-K/A) of HotJobs.com, Ltd. dated July 24, 2000.

                                                         /s/ KPMG LLP




Mountain View, California
July 24, 2000